Exhibit 99.1

PRESS RELEASE

Contacts:

John P. Leighton	Michael T. Dorsey
Chairman & CEO	EVP & General Counsel
201-459-9500	800-888-8118

FOR IMMEDIATE RELEASE	November 28, 2003

CROWN FINANCIAL ANNOUNCES NASDAQ DELISTING

JERSEY CITY, N.J., November 28, 2003 /PRNewswire-FirstCall/—Crown Financial Group, Inc. (the “Company”, formerly M.H. Meyerson & Co., Inc., Nasdaq-SCM: CFGI-News) today announced that it has received notice from The Nasdaq Stock Market that the Company’s stock will be de-listed from the Nasdaq Small Cap Market effective as of the opening of the market on December 1, 2003. Nasdaq’s action came as a result of the Company’s previously announced discovery of financial misstatements by the Company’s former finance department and the Company’s notice to the marketplace not to rely on the Company’s previously disclosed financial statements until the conclusion of its internal review conducted under the oversight of the Company’s Audit Committee. The overstatement was discovered in the process of the new finance department’s close of the Company’s books for the month of September 2003. This close was the first close implemented by the Company’s new finance and accounting staff.

In a statement, John Leighton, Chairman and Chief Executive Officer of the Company said: “We are confident in our business and while disappointed that Nasdaq is taking such delisting action at this time due to our discovery of financial misstatements by the Company’s former finance department, we have committed significant resources to this task and we are making progress. We share the desire of our investors, customers and employees to put this matter to rest quickly. We also are determined to ensure that the Company’s financial information is completely accurate. We are committed to providing the correct information to the marketplace as soon as possible, so that our entire organization can focus fully on its daily operations and on the job of building shareholder value.”

The company intends to appeal the decision to the Nasdaq Listing and Hearing Review Council (the “Listing Council”). However the appeal will not stay delisting and there is no assurance that the Listing Council will reverse the delisting determination.

Following delisting, the Company’s common stock may become quoted in the Pink Sheets upon application by a market maker. The Company’s common stock will not be eligible to trade on the OTC Bulleting Board until the Company becomes current in all of its periodic filings in compliance with the reporting requirements pursuant to Section 13 of the Securities Exchange Act of 1934, as amended.

As previously announced, the review of the financial statements is ongoing and is being conduct under the oversight of the Audit Committee in conjunction with the Company’s independent auditors, Ernst & Young LLP, is ongoing. The Company is attempting to conclude this review and issue restatements for the affected periods promptly and is endeavoring to conclude the review within the next month.

About the Company

Crown Financial Group, Inc. is an international financial services firm, with five separate divisions: Wholesale Market Making, including Foreign Trading Desk, Correspondent Services, Fixed Income Services, Institutional Sales, and Investment Banking. Crown meets the liquidity needs of brokers, dealers, institutions, and asset managers by making markets in over 8,400 Nasdaq and non-Nasdaq OTC securities. Crown has particular expertise trading Nasdaq SmallCap, OTC Bulletin Board, and Pink Sheet securities.

Forward-looking statements

Certain statements, including the Company’s plans to appeal the Nasdaq delisting, the possibility that the stock may become quoted in the Pink Sheets, and the timing of any restatement and the filing of its Form 10-K and 10-Q, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, estimates and projections about the Company’s industry, management’s beliefs and certain assumptions made by management. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Because such statements involve risks and uncertainties, the actual results and performance of the Company may differ materially from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made here; however, readers should review carefully reports or documents the Company files periodically with the Securities and Exchange Commission.

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